STOCK PURCHASE AGREEMENT
AGREEMENT dated as of the ______ day of _________ 2008 (this “Agreement”), by and between ____________________________________, (the “Purchaser”), with an address at _____________________________________________________and Power3 Medical Products, Inc. (the “Company”), a New York Corporation, with principal offices at 3400 Research Forest Drive, Suite B2-3, The Woodlands, Texas, 77381.

WITNESSETH:

WHEREAS, the Purchaser desires to buy and the Company desires to sell ______________________________________________ shares (the “Shares”) of common stock, par value $0.001 (“Common Stock”) of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge,

IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement, the Company shall issue and deliver the Shares to the Purchaser, receipt of which is hereby acknowledged by the Company.

2. Shares.

A.  Simultaneously with the execution of this Agreement, the Company shall issue and deliver the Shares to the Purchaser, receipt of which is hereby acknowledged by the Company.

3. Purchase Price.

A. The total purchase price for the Shares (the “Purchase Price”) shall be __________________________________________________ dollars, receipt of which is hereby acknowledged by the Company.

4. The Company’s Representations, Warranties and Covenants. The Company represents, warrants and covenants that:

A. Company Status. The Company is duly organized, validly existing and in good standing pursuant to the laws of the State of New York, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set froth in this Agreement.

B.  Authority. The Company has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of the Company, and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

C. Compliance with the Law and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound. The Company has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

D. No Broker. The Company has not had any dealings with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. The Company represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless the Purchaser from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by the Company or its affiliates or agents.

E.  No approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

F.  Survival. The covenants, representations and warranties made by the Company in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon the Company and inure to the Company, its successors and assignees.

G. Complete Disclosure. The Company has no knowledge that any covenant, representation or warranty of the Company which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement or in the Company’s filings with the Securities and Exchange Commission contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statement which are contained herein or therein, not misleading.

H. Notification of an Event. If, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which (i) any provision of this Article “4” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “4” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Company shall immediately notify the Purchaser pursuant to Paragraph “C” of Article “8” of this Agreement.

I. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that the Purchaser knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

5. The Purchaser’s Representations, Warranties and Covenants. The Purchaser represents warrants and covenants that:

A.  Not-for Profit Status. The Purchaser is a not-for profit organization duly organized, validly existing and in good standing pursuant to the laws of the State of New York, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B.  Authority. The Purchaser has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated herby have been duly approved and authorized by all necessary action of the President of the Purchaser, and no further authorization shall be necessary on the part o the Purchaser for the performance and consummation by the Purchaser of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

C. Compliance with the Law and Other Instruments. The business and operations of the Purchaser have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect the Purchaser or its properties, assets, businesses or prospects. The performance of his Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Purchaser or cause an acceleration under any arrangement, agreement or other instrument to which the Purchaser is a party or by which any of its assets are bound. The Purchase has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

D.  Accredited Investors. The Purchaser is an “accredited investor” as that term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

E. Securities. The Purchaser acknowledges that the receipt of the Shares by the Purchaser is for its own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Securities. The Purchaser understands that none of the Shares have been registered under the Act or the securities laws of any state and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. The Purchaser further understands that only the Company can take action to register the Shares.

F. Restrictive Legend. The Purchaser understands that the Shares shall bear the following restrictive legend:

“These Shares have not been registered under the Securities Act of 1933 as Amended, having been acquired for investment purposes only and not with a view to distribute. They may not be sold or offered for in absence of an effective registration statement as to the Shares under the Securities Act of 1933 as Amended, or an opinion of counsel satisfactory to the corporation and an exemption from the Securities Act of 1963 as Amended, is available and that such registration is not required, or in the alternative that such Shares may be sold under Rule 144 as promulgated by the Securities and Exchange Commission of the United States.”

G. No Broker. The Purchaser has not had any dealings with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. The Purchaser represents that it has not dealt with any person, firm or corporation and agrees to indemnify and hold harmless the Company from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by the Purchaser or its affiliates or agents.

H. No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

I. Survival. The covenants, representations and warranties made by the Purchaser in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon the Purchaser and inure to the Purchaser, its successors and assigns.

J.  Complete Disclosure. The Purchaser has no knowledge that any covenant, representation or warranty of the Purchaser which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

K. Notification of an Event. If, any event occurs or any event known to the Purchaser relating to or affecting the Purchaser shall occur as a result of which (i) any provision of this Article “5” of this Agreement at that time shall include an untrue statement o f a fact, or (ii) this Article “5” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading , the Purchaser will immediately notify the Company pursuant to Paragraph “C” of Article “8” of this Agreement.

L. No Defense. It shall not be a defense to a suit for damages for any misrepresentation, or breach of, a covenant, representation or warranty that the Company knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

6. Registration.

A. If the Company shall at any time seek to register or qualify any of its common stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall, without cost or expense, include all of the Purchaser’s Shares in such registration or qualification. The Company shall keep the registration effective until such time as the Purchaser has sold its Shares or the Shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144(k) which was promulgated by the Securities and Exchange Commission pursuant to §4(1) of the Securities Act of 1933, as amended. The Purchaser agrees to provide an opinion of counsel with respect to any sales of the Shares by the Purchaser if such sale is permissible under Rule 144(k).

B. All expenses in connection with preparing and filing any registration statement under Paragraph “A” of this Article “6” of this Agreement shall be borne in full by the Company; provided, however, that the Purchaser shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Purchaser to represent it with respect to the sale of the Securities.

7. Covenants of the Company. The Company covenants and agrees as follows:

A. The Company shall continuously remain a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file with the SEC on a timely basis all reports, statements and other materials required to be filed by the Company to remain a reporting company under the Exchange Act.

B. The Common Stock of the Company shall continuously be listed on the Over the Counter Bulletin Board (the “OTCBB) or on the NASDAQ stock market.

C. The Company shall, at its cost, provide the appropriate opinion letters to be issued by the Company’s counsel in compliance with the provisions of rule 144 which was promulgated by the Securities and Exchange Commission pursuant to §4(1) of the Securities Act of 1933, as amended, with respect to the transfer or sale of the securities of the Company owned by the Purchaser, if such transfer or sale is permissible under Rule 144. Furthermore, the Company shall notify its transfer agent that Sichenzia Ross Friedman Ference LLP is authorized to issue said opinion letters.

8. Miscellaneous.

A.  Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision has not been contained herein.

C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

Address:
To
Name

Attn:
Name of Purchaser

To Power3:	Power3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas 77381
Attn: Steven B. Rash
Fax No.: 281-466-1481

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph “C” of this Article “8” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D. Governing Law; Disputes. This Agreement shall in al respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of the by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and effectuated upon any of them be certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “8” of this Agreement. In the event the Purchaser commences legal action to enforce any of the terms of this Agreement, the Company shall pay all legal fees and costs incurred by the Purchaser with respect to this Agreement.

E. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

F. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither party makes any other representations or warranties, and each herby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

G. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

H. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

I. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

J. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

K. Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

L.  Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

M. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

N. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate this Agreement by giving written notice to the other party.

IN WITNESS WHEROF, the parties hereto have executed this Agreement as of the date first above written.

Name of Purchaser

By:
Title:

Steven B. Rash
Power3 Medical Products, Inc.

By:	//:Steven B. Rash
Title: Chairman and CEO

SCHEDULE TO
STOCK PURCHASE AGREEMENT

The Company has issued a Stock Purchase Agreement to the following listed shareholders. The terms of the Stock Purchase Agreement issued by the Company to each of the following shareholders are identical except for the date agreement signed, name of the shareholder, address of shareholder and the number of shares purchase.

Date Agreement Signed	Name of Shareholder	Address of Shareholder	Shares Purchased
1/28/2008	Aubuchan, Stacey	46 Tanager Trail, The Woodlands, TX 77381	625
1/25/2008	Boyle, Kevin	908 Randall Street, Reinbeck, IA 50669	100,000
1/15/2008	Brown, Alan	155 County Road 779, Devine, Texas 78016	95,825
1/15/2008	Brown, Carl	1015 Texas Hwy. 132 South, Devine, Texas 78016	64,575
1/23/2008	Brown, Carl	1015 Texas Hwy. 132 South, Devine, Texas 78016	42,500
1/15/2008	Brown, John	P.O. Box 327, Devine, Texas 78016	33,350
1/23/2008	Brown, John	P.O. Box 327, Devine, Texas 78016	62,500
2/7/2008	Capps, Brian	2890 Harber Refuge, South Lake, TX 76092	37,500
1/28/2008	Colter, Les	9243 Deepwater, Dr. Montgomery, TX 77356	12,500
1/28/2008	Colter, Ryan	9297 Fathom Dr., Montgomery, TX 77356	6,250
11/30/2007	Derrick, Thomas	35 Biscay Place, The Woodlands, TX 77381	100,000
12/31/2007	Don Wiest	103 Robin Hood Place, San Antonio, TX 78209	100,000
11/27/2007	Engelstad, Derek	1518 Washington Ave. Unit D, Houston, TX 77007	15,000
1/29/2008	Ernst, Russell	1549 141st Lane NW, Andover, MN 55304	62,500
1/28/2008	Fether, Curt	3207 Barkers Forest Ln., Houston, TX 77084	6,250
1/28/2008	Fether, Eugene	14714 Sandalfoot, Houston TX 77095	12,500
1/28/2008	Fether, Patricia	14714 Sandalfoot, Houston TX 77095	12,500
1/25/2008	Fulmer, Larry	11409 Prestige, Frisco, Texas 75034	40,000
11/27/2007	Fulmer, Richard	43 Bayou Springs Ct., The Woodlands, TX 77382	12,500
12/5/2007	Gattuso, Antoinette	Shady Oak Lane, Conroe, TX 77304	3,750
12/5/2007	Hallett, Craig	4165 White Oak Lane, Excelsior, MN 55331	250,000
1/15/2008	Harrell, Ronald	945 County Road 768, Devine, Texas 78016	37,500
11/27/2007	Heller, Andrew	114 East Placid Hill, The Woodlands, TX 77381	6,250
11/27/2007	Heller, Christina	114 East Placid Hill, The Woodlands, TX 77381	12,500
1/28/2008	Heller, Christina	114 East Placid Hill, The Woodlands, TX 77381	17,000
11/30/2007	Heller, David	9476 McGee Way, Eden Prairie, MN 55347	200,000
11/27/2007	Heller, Lyndsey	114 East Placid Hill, The Woodlands, TX 77381	12,500
11/15/2007	Heller, Mike	114 East Placid Hill, The Woodlands, TX 77381	700,000
11/27/2007	Heller, Mike	114 East Placid Hill, The Woodlands, TX 77381	300,000
12/31/2007	Heller, Mike	114 East Placid Hill, The Woodlands, TX 77381	1,000,000
12/5/2007	Heller, Stephen	3436 Deer Creek Trail, St. Cloud, MN 56301	100,000
11/20/2007	Hess, Adam	2 Aristis Path, The Woodlands, TX 77382	62,500
11/27/2007	Hess, Adam	2 Aristis Path, The Woodlands, TX 77382	37,500
1/29/2008	Hux, Randy	1423 Alice Dr., Lafayette, LA 70503	250,000
1/29/2008	Jasik, Steven	1210 Hillcrest Dr., New Braunsfels, TX 78130	5,000
1/29/2008	Jones, Bart	25630 Cliff Crossing, Spicewood, TX 78669	250,000
1/31/2008	Jones, Paul	21 Huntsman Horn, The Woodlands, TX 77380	1,250

12/18/2007	Khalil, Nicholas	9146 Shetland Rd., Eden Prairie, MN 55347	100,000
12/18/2007	Kiphart, Miles	18027 Rosemont Estates Ln., Cypress, TX 77429	6,250
11/30/2007	Kiphart, Orel	20914 Ruby Valley Court, Cypress, Texas 77433	300,000
1/28/2008	Kronsage, Todd	3 Chancery Place, The Woodlands 77381	2,000,000
12/14/2007	McCormick, Donald	301 E 26th St. Houston, TX 77008	6,250
12/14/2007	McCormick, John	3711 Fern View Dr., Kingwood, Texas 77345	6,250
12/5/2007	McDaniel, Bill	1318 Buschong, Houston, TX 77039	150,000
12/18/2007	Meier, Teresa	7026 Foxwick Lane, Humble, TX 77338	6,250
11/20/2007	Mitchel, Jim	5708 N. Shepherd Suite C3, Houston, TX 77091	100,000
12/14/2007	Moncivais, Gus	16 Tanager Trail, The Woodlands, TX 77381	28,750
12/14/2007	Moncivais, Matthew	16 Tanager Trail, The Woodlands, TX 77381	4,375
1/28/2008	Norris, Windell D. III	3403 Edmonson Ct., Missouri City, TX 77459	62,500
11/20/2007	Obrant, Joseph	318 Ingeborg Road, Wynnewod, PA 19096	300,000
1/25/2008	Obrant, Joseph	318 Ingeborg Road, Wynnewod, PA 19096	187,500
11/19/2007	Paulsen Premier Properties, LL	17 Linnet Chase PL, The Woodlands, TX 77381	250,000
11/27/2007	Paulsen, John	P.O. Box 132432, Spring, TX 77363	100,000
12/18/2007	Perez, Barbara	964 Birnham Woods Blvd., Pasadena, TX 77503	6,250
1/29/2008	Pessina, Paul	224 Yosef Dr. Apt D, Boone, NC 28607	37,500
12/14/2007	Rivera, Linh	3431 Dawnwood Dr., Spring, TX 77380	3,750
12/5/2007	Robb, Richard	3601 Normandy Ridge, Austin, TX 78738	100,000
1/29/2008	Roerick, Mark	17351 121st Ave, Kimball, MN 55353	300,000
1/28/2008	Stromsness, Dustin	11763 Park Ridge Ct. Montgomery, TX 77356	62,500
1/28/2008	Wakefield, Kirk	342 Old Aqua Landing West, Montgomery, TX 77356	62,500